Exhibit 10.7

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS
This First Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents (this "Amendment") is entered into as of April 23, 2015, by i3 VERTICALS, LLC ("i3"), a Delaware limited liability company; CP-TOPS, LLC ("CP-TOPS"), a Delaware limited liability company; CP-USDC, LLC ("CP-USDC"), a Delaware limited liability company; CP-PS, LLC ("CP-PS"), a Delaware limited liability company; CP-APS, LLC ("CP-APS"), a Delaware limited liability company; CP-DBS, LLC ("CP-DBS"), a Delaware limited liability company, i3 VERTICALS MANAGEMENT SERVICES, INC. ("i3 Management"), i3-RS, LLC ("i3-RS"), a Delaware limited liability company, and i3-EZPAY, LLC, a Delaware limited liability company ("i3-EZ") (i3, CP-TOPS, CP-USDC, CP-PS, CP-APS, i3 Management, and i3-RS are the "Existing Borrowers," and the Existing Borrowers and i3-EZ, are, collectively, "Borrowers"); CLARITAS CAPITAL SPECIALTY DEBT FUND, L.P. ("CCSD I"), a Delaware limited partnership; CCSD II, L.P. ("CCSD II"), a Delaware limited partnership; HARBERT MEZZANINE PARTNERS III, L.P. ("Harbert"), a Delaware limited partnership (together with CCSD I and CCSD II, collectively "Lenders"); and CCSD I, in its capacity as Collateral Agent for Lenders, as provided in the Loan Agreement described below ("Collateral Agent").
RECITALS:
A.    Lenders, Collateral Agent, and the Existing Borrowers previously executed that First Amended and Restated Loan Agreement dated as of January 9, 2015 (as amended, the "Loan Agreement"); and
B.    i3-EZ has recently been formed as a wholly-owned subsidiary of i3 and wishes to join the Loan Agreement and certain other Loan Documents (as defined in the Loan Agreement) as an additional Borrower or other appropriate party; and
C.    Lenders are the holders of the Warrants (as defined in the Loan Agreement); and
D.    The parties hereto wish to amend the Loan Agreement and other Loan Documents and to waive certain rights under the Wan-ants;
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Definitions and Rules of Construction. As used in this Amendment, capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and the rules of construction applicable to the Loan Agreement shall apply to this Amendment.
2.    Joinder of i3-EZ. i3-EZ hereby joins in (i) the Loan Agreement as a "Borrower," (ii) the Term Loan Notes as a "Maker," (iii) that Security Agreement dated as of August 14, 2013, by and among Existing Borrowers and Collateral Agent (the "Security Agreement") as a "Debtor," and all such documents are hereby amended to include i3-EZ as a party thereto. i3-EZ further (i) agrees to make all of the representations and warranties set forth in the Loan Agreement and the other Loan Documents to which it is joined as of the date hereof; (ii) grants to Collateral Agent, for the benefit of Lenders, pursuant to the terms and provisions of the Loan Agreement and the Security Agreement, a valid and enforceable security interest in and to-all of its assets constituting Collateral (as defined in the Security Agreement), free and clear of all Encumbrances except as otherwise provided in the Loan Agreement; and (iii) agrees that it hereby assumes, and is a direct obligor primarily liable for, all of the Obligations, whether now or hereafter arising. Without limiting the foregoing, i3-EZ agrees that it shall be jointly and severally liable with Existing Borrowers and any other Borrower for all liabilities and obligations of each such Borrower to Collateral Agent and Lenders irrespective of when such liabilities or obligations first arose under the Loan Agreement or the other Loan Documents. In furtherance of the foregoing, i3-EZ agrees to execute and/or deliver to Collateral Agent such additional loan documents, security instruments, UCC financing statements, and other documents, instruments, certificates or agreements as Collateral Agent may reasonably request to give effect to this joinder of i3-EZ.

3.    i3-EZ Acquisition. Borrowers represent, warrant, and agree that (i) the acquisition of i3-EZ pursuant to that certain Asset Purchase Agreement (the "i3-EZ Acquisition Agreement") dated as of April 23, 2015 by and among i3-EZ, Information Design, Inc., David Geers and the Robert David Geers Revocable Trust date May 19, 2006 qualifies as and constitutes a Permitted Acquisition, and all of the conditions set forth in the definition of Permitted Acquisition have been satisfied within the time periods specified therein (or within such shorter time periods as Lenders have permitted), (ii) all contingent consideration payable under the i3-EZ Acquisition Agreement, including under Section 2.6 thereof, constitutes Contingent Consideration under the Loan Agreement, and (iii) no Borrower is issuing a Seller Note in connection with such acquisition. The Lenders hereby agree that such acquisition shall be treated as a Permitted Acquisition under the Loan Agreement.
Borrowers represent and warrant that all indebtedness of Information Design, Inc. owed to Fifth Third Bank has been paid in full, and Information Design, Inc. has no further outstanding obligations owed Fifth Third Bank. Certain UCC-1 financing statements relating to the indebtedness formerly owed to Fifth Third Bank remain of record. Borrowers covenant and agree that all such UCC-1 financing statements relating to such indebtedness shall be terminated on or prior to April 30, 2015, and evidence of such terminations shall be provided to Collateral Agent. In the event that such UCC-1 financing statements are not terminated by April 30, 2015, an Event of Default shall exist under the Loan Agreement.
Lenders further acknowledge that i3-EZ intends to assume a processing agreement with Sage Payment Solutions, Inc. ("Sage") in connection with such acquisition and that such processing agreement includes the grant of a security interest in favor of Sage in i3-EZ's deposit accounts that does not constitute a Permitted Encumbrance. Notwithstanding any provision of the Loan Documents to the contrary, the Lenders hereby (i) consent to such security interest, (ii) waive any Defaults or Events of Default that exist or may arise on account of the granting or existence of such security interest, and (iii) waive any notices to Collateral Agent or Lenders that are required under the Loan Documents on account of the granting or existence of such security interest.
4.    Amendment of Loan Agreement Regarding Certain Definitions. Section 1.1 of the Loan Agreement is hereby amended by deleting subparagraph (xi) of the definition of "Permitted Encumbrances" in its entirety and substituting the following replacement in lieu thereof:
(xi)    Encumbrances granted to any settlement bank, sponsor bank and/or processor in (i) funds, instruments or deposit accounts held by such entities or any other direct or indirect subsidiary or affiliate of such entities and/or any other deposit accounts into which funds are deposited by any settlement bank, sponsor bank and/or processor pursuant to or in connection with any sponsorship or processing agreement to which any Borrower is a party (provided that (x) the applicable Borrower has not opened or maintained any deposit account with any such entity or its direct or indirect subsidiaries or affiliates other than solely in connection with a sponsorship or processing agreement and (y) no funds other than those paid pursuant to or in connection with such sponsorship or processing agreement are deposited therein), or (ii) in all of any Borrower's rights relating to any such sponsorship or processing agreement with such entities and in all related future sales transactions, but only so long as (i) such Encumbrances are granted in the ordinary course of business under the terms of a sponsorship or processing agreement to which the applicable Borrower is a party, and (ii) such Encumbrances secure only (x) ordinary course liabilities arising under any such sponsorship or processing agreement and (y) any other obligations and liabilities of the applicable Borrower arising under any other agreement between such Borrower and such entities (provided that such Borrower has incurred no obligations or liabilities to any such entity other than those arising under a sponsorship or processing agreement with such entity) and (iii) any such Encumbrance does not extend to any Property of any applicable Borrower other than that described in this subparagraph (xi) and the amount secured by such Encumbrance shall not exceed the amount owed by the applicable Borrower under any such agreement.
5.    Waiver of Certain Matters Regarding Issuance of Equity. Lenders agree that i3 may issue 45,000 Class P non-voting units of i3 to David Geers pursuant to the i3-EZ Acquisition Agreement without making any adjustment to the Warrants pursuant to Section 8 thereof.

6.    Updating of Schedules. Borrowers hereby reaffirm the warranties and representations made in Article 5 of the Loan Agreement as true and correct given as of the date hereof, subject to (i) matters therein that were expressly disclosed as of a particular date other than the Closing Date, and (ii) the matters disclosed in the updated complete set of Schedules to the Loan Agreement attached hereto as Exhibit A.
7.    Borrowers' Release. Borrowers hereby release Lenders and Collateral Agent from any claim, defense, or right of setoff, known or unknown, that any Borrower may have against any of them as of the execution of this Amendment; provided, however, to avoid doubt, Lenders and Collateral Agent are not released from their future obligations under the Loan Documents.
8.    Borrowers' Affirmations. Borrowers acknowledge, warrant, and represent that (i) pursuant to the Loan Documents, their obligations to repay the Obligations are absolute and unconditional, and there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations, (ii) the Loan Documents are valid and enforceable against Borrowers in accordance with their terms (subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws) and grant valid and perfected security interests and liens in the collateral described therein with the priority required by the Loan Documents, and (iii) no Default or Event of Default presently exists under the Loan Documents.
9.    Expenses. Borrowers agree to pay any and all costs and expenses (including, without limitation, reasonable attorneys' foes and recording fees) incurred by Lenders and arising out of or relating to the preparation and negotiation of this Amendment and the matters contemplated hereby.
10.    Construction of Agreement. Except as expressly provided herein, the Loan Documents remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to (i) impair the validity, perfection, or priority of any security interest granted therein, or (ii) waive or impair any rights, powers, or remedies of Lenders or Collateral Agent under the Loan Documents.
11.    Assignment. This Amendment shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrowers and Lenders, except that Borrowers may not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lenders. Any attempted assignment or delegation without the required prior consent shall be void.
12.    Entire Agreement. This Amendment and the other written agreements among the parties represent the entire agreement of the parties concerning the subject matter hereof, and all oral discussions and prior inconsistent agreements are merged herein. In the event of an inconsistency between this Amendment and the provisions of the other Loan Documents, the provisions of this Amendment shall control.
13.    Applicable Law. This Amendment shall be governed by the substantive laws (excluding conflicts principles) of the State of Tennessee.
14.    Jurisdiction; Venue; Waiver of Jury Trial; Etc. All matters of jurisdiction, venue, waiver of jury trial, and other general matters shall be determined as provided in the Loan Agreement.
15.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and may be delivered electronically by facsimile or .pdf image.
[ signature pages follow]

This First Amendment to First Amended and Restated Loan Agreement and Omnibus Amendment to Loan Documents is dated as of the date first written above.

BORROWERS:

I3 VERTICALS, LLC

By:	/s/ Gregory S. Daily
Gregory S. Daily, Chief Executive Officer and President

CP-TOPS, LLC
CP-USDC, LLC
CP-PS, LLC
CP-APS, LLC
CP-DBS, LLC
i3 VERTICALS MANAGEMENT SERVICES, INC.
i3-RS, LLC
i3-EZPAY, LLC

By:	/s/ Gregory S. Daily
Gregory S. Daily, President

[Signatures to First Amendment to First Amended and Restated Loan Agreement
and Omnibus Amendment to Loan Documents]

COLLATERAL AGENT:

CLARITAS CAPITAL SPECIALTY DEBT FUND, L.P.

By:	CCSD GP, LLC its General Partner

	By:	/s/ R. Burton Harvey
	Name:	R. Burton Harvey
	Title:	Managing Partner

LENDERS:

CCSD II, L.P.

By:	CCSD GP II, LLC its General Partner

	By:	/s/ R. Burton Harvey
	Name:	R. Burton Harvey
	Title:	Managing Partner

CLARITAS CAPITAL SPECIALTY DEBT FUND, L.P.

By:	CCSD GP, LLC its General Partner

	By:	/s/ R. Burton Harvey
	Name:	R. Burton Harvey
	Title:	Managing Partner

[Signatures to First Amendment to First Amended and Restated Loan Agreement
and Omnibus Amendment to Loan Documents]

HARBERT MEZZANINE PARTNERS III, L.P.

By:	HMP III GP, LLC, Its General Partner

	By:	Harbert Mezzanine Partners III GP, LLC, its Sole Manager

		By:	Harbert Mezzanine Manager III, Inc., its Sole Manager

			By:	/s/ John C. Harrison
			Name:	John C. Harrison
			Title:	VP

[Signatures to First Amendment to First Amended and Restated Loan Agreement
and Omnibus Amendment to Loan Documents]

EXHIBIT A
[Schedules updated to reflect the joinder of i3-EZ to the Loan Agreement and certain other Loan Documents.]